Allegiant Q1 2018 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FIRST QUARTER 2018
FINANCIAL RESULTS
First quarter 2018 Fully Diluted Earnings per Share of $3.42

LAS VEGAS. April 25, 2018 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2018, as well as comparisons to the prior year:

	Three Months Ended March 31,
Unaudited	2018	2017	Change
Total operating revenue (millions)	$425.4	$380.0	12.0%
Operating income (millions)	80.0	73.7	8.5
Net income (millions)	55.2	42.2	30.9
Diluted earnings per share	$3.42	$2.53	35.2

"We are proud to announce our 61st consecutive profitable quarter," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "We are in the final year of our fleet transition and are seeing impressive results. Our first quarter operating margin only declined approximately one percentage point in spite of a greater than 20 percent increase in the cost of fuel. The transition to an all-Airbus fleet has been and continues to be a substantial one-time effort. We look forward to its completion."

“In addition, we are seeing a very positive impact from the transition to our new revenue management system. The year-over- year scheduled service load factor in March rose for the first time since 2011 without a sacrifice in March yields. Last but absolutely not least, we have continued to see a material improvement in our operations. According to the latest DOT statistics, in January our cancellation rate was the second lowest in the industry, which demonstrates our operational integrity and commitment to safety and reliability. This is directly correlated with the hard work of team members and the strong safety culture embedded throughout our system."

Allegiant Q1 2018 Earnings

Shareholder returns

•	2018 shareholder returns - $11 million in the first quarter through dividends

◦	Will pay dividends of $0.70 per share on June 1, 2018 to shareholders of record as of May 18, 2018

◦	Current share repurchase authority of $100 million as of April 25, 2018

Balance sheet update

•	Amended senior secured revolving credit facility to increase borrowing limit to $81 million, in the first quarter

◦	The revolver is currently undrawn

•	24 Airbus aircraft are unencumbered as of April 25, 2018

Changes to Accounting Standards

•	On January 1, Allegiant adopted several new accounting standards, including Accounting Standard Update ("ASU") 2014-09: Revenue from Contracts with Customers (the “New Revenue Standard”)

•
The prior periods presented here have been recast to reflect adoption of these new standards. In particular, Allegiant is no longer disaggregating passenger revenue by scheduled service and air-related ancillary revenue

◦	Including all adjustments related to the New Revenue Standard, TRASM increased 1.4 percent

◦	Excluding these items, TRASM would have increased 2.5 percent over the same period last year

2018 outlook

•	Second quarter TRASM impact - Earlier Easter in the quarter is expected to decrease TRASM by two percentage points as part of Easter travel was in the first quarter of this year

•	Second quarter scheduled and system ASMs are expected to grow between ten and fourteen percent vs last year

•	2018 fuel cost is expected to be $2.20 per gallon

•	2018 tax rate - 2018 effective tax rate is expected to decline to between 21 and 22 percent impacted by:

◦	Adjustment of deferred tax balances due to the dissolution of foreign subsidiaries which are special purpose entities that were set up for the 12 aircraft on lease to a European carrier

Guidance, subject to revision

Full year 2018 guidance	Previous*	Current
Fuel cost per gallon	$2.17	$2.20
Available seat miles (ASMs) / gallon	77.5 to 79.5	77.5 to 79.5

Interest expense (millions)	$50 to $60	$50 to $60
Tax rate	24 to 25%	21 to 22%
Share count (millions)	15.9	15.9
Earnings per share	$10 to $12	$10 to $12

System ASMs - year over year change	11 to 15%	11 to 15%
Scheduled service ASMs - year over year change	11 to 15%	11 to 15%

Depreciation expense / aircraft / month (thousands)	$120 to $130	$120 to $130
Maintenance expense / aircraft / month (thousands)	$95 to $105	$95 to $105

Full year 2018 CAPEX guidance
Capital expenditures (millions) **	$290	$300
Capitalized Airbus deferred heavy maintenance (millions) ***	$45	$45
* - Previous guidance as of January 31, 2018
** - Excludes Sunseeker Resorts
*** - Not included in capital expenditure total

Allegiant Q1 2018 Earnings

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	1Q18	2Q18	3Q18	YE18
MD-80 (166 seats)	32	27	19	—
A319 (156 seats)	26	31	31	32
A320 (177/186 seats)	30	41	45	50
Total	88	99	95	82
Aircraft listed in table above include only in-service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, April 25, 2018 to discuss its first quarter 2018 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q1 2018 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 80 aircraft and approximately 400 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, ASM growth, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a hotel-condo project in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent
	2018	2017	change
OPERATING REVENUE:
Passenger revenue (1)	$396,771	$347,836	14.1
Third party products	10,325	12,742	(19.0)
Fixed fee contract revenue	10,556	11,259	(6.2)
Other revenue	7,792	8,174	(4.7)
Total operating revenue	425,444	380,011	12.0
OPERATING EXPENSES:
Aircraft fuel	106,027	84,662	25.2
Salary and benefits	112,963	96,298	17.3
Station operations	37,584	31,832	18.1
Maintenance and repairs	19,270	30,095	(36.0)
Depreciation and amortization	28,149	30,549	(7.9)
Sales and marketing	19,078	13,331	43.1
Aircraft lease rentals	21	164	(87.2)
Other	22,384	19,351	15.7
Total operating expense	345,476	306,282	12.8
OPERATING INCOME	79,968	73,729	8.5
OTHER (INCOME) EXPENSE:
Interest expense	12,724	8,401	51.5
Interest income	(1,907)	(1,264)	50.9
Other, net	(240)	(360)	(33.3)
Total other (income) expense	10,577	6,777	56.1
INCOME BEFORE INCOME TAXES	69,391	66,952	3.6
PROVISION FOR INCOME TAXES	14,198	24,785	(42.7)
NET INCOME	$55,193	$42,167	30.9
Earnings per share to common shareholders (2):
Basic	$3.43	$2.53	35.6
Diluted	$3.42	$2.53	35.2
Weighted average shares outstanding used in computing earnings per share to common shareholders (2):
Basic	15,889	16,382	(3.0)
Diluted	15,898	16,405	(3.1)

*NM - Not meaningful
(1) Passenger revenue previously reported as Scheduled service revenue.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended March 31,		Percent
	2018	2017	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	3,302,951	2,881,248	14.6
Revenue passenger miles (RPMs) (thousands)	3,094,805	2,708,498	14.3
Available seat miles (ASMs) (thousands)	3,728,563	3,376,837	10.4
Load factor	83.0%	80.2%	2.8
Operating expense per ASM (CASM) (cents)	9.27	9.07	2.2
Fuel expense per ASM (cents)	2.84	2.51	13.1
Operating CASM, excluding fuel (cents)	6.43	6.56	(2.0)
ASMs per gallon of fuel	76.7	72.1	6.4
Departures	24,248	22,295	8.8
Block hours	57,803	53,193	8.7
Average stage length (miles)	910	903	0.8
Average number of operating aircraft during period	90.7	84.7	7.1
Average block hours per aircraft per day	7.1	7.0	1.4
Full-time equivalent employees at end of period	3,776	3,536	6.8
Fuel gallons consumed (thousands)	48,640	46,850	3.8
Average fuel cost per gallon	$2.18	$1.81	20.4
Scheduled service statistics:
Passengers	3,279,368	2,845,480	15.2
Revenue passenger miles (RPMs) (thousands)	3,064,619	2,661,934	15.1
Available seat miles (ASMs) (thousands)	3,602,015	3,237,164	11.3
Load factor	85.1%	82.2%	2.9
Departures	23,264	21,248	9.5
Block hours	55,689	50,876	9.5
Total passenger revenue per ASM (TRASM) (cents) (2)	11.30	11.14	1.4
Average fare - scheduled service (3)	$73.81	$75.24	(1.9)
Average fare - air-related charges (3)	$47.18	$47.00	0.4
Average fare - third party products	$3.15	$4.48	(29.7)
Average fare - total	$124.14	$126.72	(2.0)
Average stage length (miles)	916	908	0.9
Fuel gallons consumed (thousands)	46,872	44,892	4.4
Average fuel cost per gallon	$2.17	$1.80	20.6
Percent of sales through website during period	93.8%	95.1%	(1.3)

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis. The 2017 figure reflected has been adjusted from previously reported as a result of recast.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(millions)	3/31/2018	12/31/2017	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$50.8	$59.4	(14.5)%
Short-term investments	341.3	352.7	(3.2)
Long-term investments	85.6	78.6	8.9
Total unrestricted cash and investments	477.7	490.7	(2.6)
Debt
Current maturities of long-term debt, net of related costs	150.5	214.8	(29.9)
Long-term debt, net of current maturities and related costs	912.3	950.1	(4.0)
Total debt	1,062.8	1,164.9	(8.8)
Total Allegiant Travel Company shareholders’ equity	$598.3	$551.8	8.4%

Summary Cash Flow

	Three Months Ended March 31,
Unaudited (millions)	2018	2017	Change
Cash provided by operating activities	$176.3	$146.6	20.3%
Purchase of property and equipment, including capitalized interest*	72.5	58.5	23.9
Repurchase of common stock	2.2	4.9	(55.1)
Cash dividends paid to shareholders	11.3	11.7	(3.4)
Proceeds from the issuance of long-term debt	—	22.0	(100.0)
Principal payments on long-term debt & capital lease obligations	$102.9	$26.4	289.8%
* Includes aircraft pre-delivery deposits.

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended March 31,
	2018	2017
Basic:
Net income	$55,193	$42,167
Less net income allocated to participating securities	(768)	(691)
Net income attributable to common stock	$54,425	$41,476
Net income per share, basic	$3.43	$2.53
Weighted-average shares outstanding	15,889	16,382
Diluted:
Net income	$55,193	$42,167
Less net income allocated to participating securities	(768)	(690)
Net income attributable to common stock	$54,425	$41,477
Net income per share, diluted	$3.42	$2.53
Weighted-average shares outstanding	15,889	16,382
Dilutive effect of stock options and restricted stock	46	91
Adjusted weighted-average shares outstanding under treasury stock method	15,935	16,473
Participating securities excluded under two-class method	(37)	(68)
Adjusted weighted-average shares outstanding under two-class method	15,898	16,405

Appendix A
Consolidated Statements of Income
As Recast for Adoption of New Accounting Standard on January 1, 2018
Twelve Months Ended December 31, 2017
(in thousands, except per share amounts)
(Unaudited)

On January 1, 2018, the Company adopted Accounting Standard Update ("ASU") 2014-09: Revenue from Contracts with Customers (the “New Revenue Standard”). In accordance with the transition provisions of this new standard, the Company has recast certain 2017 financial information previously reported in accordance with GAAP in effect as of December 31, 2017 to reflect the expected effects of adoption. This recast financial information is labeled “As Recast” and is included for supplemental purposes only. The adoption and related disclosures required by GAAP will be reported in the Company’s report on Form 10-Q for the quarter ended March 31, 2018.

		New Revenue Standard
	As Reported	Deferred Revenue Method	Reclassifications	As Recast
OPERATING REVENUE:
Passenger revenue*	$818,136	$3,463	$550,440	$1,372,039
Ancillary revenue:
Air-related charges	546,476		(546,476)	—
Third party products	52,707			52,707
Fixed fee contract revenue	48,708			48,708
Other revenue	37,751			37,751
Total operating revenue	1,503,778	3,463	3,964	1,511,205
OPERATING EXPENSES:
Aircraft fuel	343,333			343,333
Salary and benefits	371,599			371,599
Station operations	142,581			142,581
Maintenance and repairs	113,481			113,481
Depreciation and amortization	121,713			121,713
Sales and marketing	52,711		3,964	56,675
Aircraft lease rentals	3,098			3,098
Other	92,840			92,840
Special charge	35,253			35,253
Total operating expense	1,276,609	—	3,964	1,280,573
OPERATING INCOME	227,169	3,463	—	230,632
OTHER (INCOME) EXPENSE:
Interest expense	38,990			38,990
Interest income	(5,808)			(5,808)
Other, net	(1,559)			(1,559)
Total other (income) expense	31,623	—	—	31,623
INCOME BEFORE INCOME TAXES	195,546	3,463	—	199,009
PROVISION FOR INCOME TAXES	644	1,178		1,822
NET INCOME	$194,902	$2,285	$—	$197,187
Earnings per share to common shareholders:
Basic	$11.94			$12.08
Diluted	$11.93			$12.07
Weighted average shares outstanding used in computing earnings per share to common shareholders:
Basic	16,073			16,073
Diluted	16,095			16,095
*Labeled as "Scheduled service revenue" in previous filings.

	As Reported	As Recast
Operating Stats:
Total System ASMs	13,612,003	13,612,003
Scheduled Service ASMs	13,031,824	13,031,824
TRASM (cents)	10.88	10.93
CASM (cents)	9.38	9.41

Consolidated Statements of Income
As Recast for Adoption of New Accounting Standard on January 1, 2018
(in thousands, except per share amounts)
(Unaudited)

As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard. The following table presents the As Recast quarterly and annual 2017 Consolidated Statements of Income.

	1Q17	2Q17	3Q17	4Q17	FY17
OPERATING REVENUE:
Passenger revenue*	$347,836	$367,250	$315,308	$341,645	$1,372,039
Third party products	12,742	14,304	12,348	13,313	52,707
Fixed fee contract revenue	11,259	11,029	11,831	14,589	48,708
Other revenue	8,174	9,261	10,708	9,608	37,751
Total operating revenue	380,011	401,844	350,195	379,155	1,511,205
OPERATING EXPENSES:
Aircraft fuel	84,662	85,387	80,421	92,863	343,333
Salary and benefits	96,298	92,221	88,788	94,292	371,599
Station operations	31,832	38,998	37,148	34,603	142,581
Maintenance and repairs	30,095	28,645	28,870	25,871	113,481
Depreciation and amortization	30,549	30,129	31,894	29,141	121,713
Sales and marketing	13,331	13,492	13,884	15,968	56,675
Aircraft lease rentals	164	2,400	533	1	3,098
Other	19,351	24,777	24,315	24,397	92,840
Special charge	—	—	—	35,253	35,253
Total operating expense	306,282	316,049	305,853	352,389	1,280,573
OPERATING INCOME	73,729	85,795	44,342	26,766	230,632
OTHER (INCOME) EXPENSE:
Interest income	(1,264)	(1,475)	(1,454)	(1,615)	(5,808)
Interest expense	8,401	8,889	10,041	11,659	38,990
Other, net	(360)	(493)	(400)	(306)	(1,559)
Total other (income) expense	6,777	6,921	8,187	9,738	31,623
INCOME BEFORE INCOME TAXES	66,952	78,874	36,155	17,028	199,009
PROVISION FOR INCOME TAXES	24,785	30,018	12,955	(65,936)	1,822
NET INCOME	$42,167	$48,856	$23,200	$82,964	$197,187
Earnings per share to common shareholders:
Basic	$2.53	$2.97	$1.44	$5.16	$12.08
Diluted	$2.53	$2.96	$1.44	$5.16	$12.07
Weighted average shares outstanding used in computing earnings per share to common shareholders:
Basic	16,382	16,198	15,852	15,868	16,073
Diluted	16,404	16,220	15,862	15,879	16,095
*Labeled as "Scheduled service revenue" in previous filings.

	1Q17	2Q17	3Q17	4Q17	FY17
Operating Stats:
Total System ASMs	3,376,837	3,584,209	3,220,246	3,430,711	13,612,003
Scheduled Service ASMs	3,237,164	3,436,872	3,073,360	3,284,429	13,031,824
TRASM (cents)	11.14	11.10	10.66	10.81	10.93
CASM (cents)	9.07	8.82	9.50	10.27	9.41

2017 Quarterly Adjustments to Statements of Income
Resulting From Adoption of New Accounting Standard on January 1, 2018
(in thousands)
(Unaudited)

As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard. The following table presents certain selected line items As Recast from the Company's quarterly and annual 2017 Consolidated Statements of Income.

	FY17 As Reported	1Q17	2Q17	3Q17	4Q17	FY17 As Recast
Passenger revenue	$1,364,612	$4,174	$1,230	$1,426	$597	$1,372,039

Sales and marketing	52,711	3,333	631	—	—	56,675

Provision for income taxes	644	306	218	519	135	1,822

Consolidated Balance Sheets
As Recast for Adoption of New Accounting Standard on January 1, 2018
December 31, 2017
(in thousands)
(Unaudited)

As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard. The following table presents the effects of the adoption of the New Revenue Standard on the December 31, 2017 Consolidated Balance Sheet.

	As Reported	New Revenue Standard	As Recast
CURRENT ASSETS:
Cash and cash equivalents	$59,449	$—	$59,449
Restricted cash	11,190	—	11,190
Short-term investments	352,681	—	352,681
Accounts receivable	71,057	—	71,057
Expendable parts, supplies and fuel, net	17,647	—	17,647
Prepaid expenses	23,931	—	23,931
Other current assets	5,320	—	5,320
TOTAL CURRENT ASSETS	541,275	—	541,275
Property and equipment, net	1,512,415	—	1,512,415
Long-term investments	78,570	—	78,570
Deferred major maintenance, net	31,326	—	31,326
Deposits and other assets	16,571	—	16,571
TOTAL ASSETS	$2,180,157	$—	$2,180,157
CURRENT LIABILITIES:
Accounts payable	$20,108	$—	$20,108
Accrued liabilities	105,127	—	105,127
Air traffic liability	210,184	(5,885)	204,299
Current maturities of notes payable, net of related costs	214,761	—	214,761
TOTAL CURRENT LIABILITIES	550,180	(5,885)	544,295
Long-term debt, net of current maturities and related costs	950,131	—	950,131
Deferred income taxes	118,492	2,064	120,556
Other noncurrent liabilities	13,407	—	13,407
TOTAL LIABILITIES:	1,632,210	(3,821)	1,628,389
SHAREHOLDERS' EQUITY:
Common stock, par value $.001	23	—	23
Treasury stock	(605,655)	—	(605,655)
Additional paid in capital	253,840	—	253,840
Accumulated other comprehensive loss, net	(2,840)	—	(2,840)
Retained earnings	902,579	3,821	906,400
TOTAL EQUITY	547,947	3,821	551,768
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,180,157	$—	$2,180,157